UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2018

THE TJX COMPANIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-4908	04-2207613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Cochituate Road, Framingham, MA 01701

(Address of principal executive offices) (Zip Code)

(508) 390-1000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.45 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 17, 2018, the Board of Directors of The TJX Companies, Inc. (the “Company”) elected Rosemary T. Berkery as a member of the Company’s Board of Directors and of its Audit Committee and Executive Compensation Committee, effective immediately. Ms. Berkery was the Chairman of UBS Bank USA and Vice-Chair of UBS Wealth Management Americas from 2010 until April 2018 and CEO of UBS Bank USA from March 2010 to December 2015. Prior to joining UBS, she served in senior executive roles at Merrill Lynch & Co., Inc. until her departure in January 2009, including Executive Vice President and General Counsel from 2001 and Vice Chairman from 2007. Her long career as an executive in the financial services industry provides her with expertise in finance, investment strategies, and management of complex organizations, as well as significant experience in governance, compliance, and risk assessment and oversight. She has served on the Board of Directors of Fluor Corporation since June 2010. Ms. Berkery will receive compensation for her service on the Board of Directors in accordance with the Company’s non-employee director compensation program (as described further in Exhibit 10.24 to the Company’s Annual Report on Form 10-K filed April 4, 2018, which description is incorporated herein by reference), including annual retainers and deferred stock awards under the Company’s Stock Incentive Plan, prorated to reflect her election date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TJX COMPANIES, INC.

/s/ Alicia C. Kelly
Alicia C. Kelly
Executive Vice President, Secretary and General Counsel

Dated: September 17, 2018